NEWS RELEASE

            BIOPHAN EXECUTES LETTER OF INTENT TO ACQUIRE GERMAN-BASED
                         ADVANCED MRI TECHNOLOGY COMPANY

         Deal To Bring Biophan Next-Generation Medical Devices, Patents,
                     and Increased European Market Presence

ROCHESTER, N.Y.--January 7, 2005--Biophan Technologies, Inc (OTCBB: BIPH), a developer of next-generation biomedical technology, has entered into a letter of intent to acquire a leading German-based developer of MRI-safe and image-compatible technology solutions and biomedical devices. Under the arrangement, Biophan will also acquire the exclusive license to fifteen issued and pending patents covering imaging of devices such as stents and other vascular implants, significantly expanding the Company's intellectual property portfolio. The parties are expected to execute the definitive agreement and complete due diligence on or before January 31, 2005.

When completed, the acquisition of AMRIS GmbH, of Castrop-Rauxel, Germany, will provide Biophan with innovative products, technologies, and scientific expertise that extend Biophan's intellectual property portfolio of medical solutions in the fast-growing marketplace of products and procedures that are compatible with Magnetic Resonance Imaging (MRI).

"The AMRIS technology complements Biophan's very effectively and expands our scientific capabilities significantly," said Biophan's CEO, Michael Weiner. "Equally important, the acquisition will provide an important boost to our marketing capabilities, particularly in Europe, where major manufacturers of MRI machines and biomedical devices are based and where much of the leading research in MRI-guided interventional medicine is currently being conducted."

Following the acquisition, AMRIS will be renamed Biophan Europe, and Michael Friebe, Ph.D., will continue as president. Dr. Friebe will join the Biophan board of directors. AMRIS' Scientific director and Chief Technology Officer, Andreas Melzer, M.D., will join the Biophan Scientific Advisory Board and lead many of Biophan's device developments.

"Even more important to us than the very valuable patents that we are licensing exclusively under this agreement are the extraordinary people in AMRIS who are joining the Biophan team," said Mr. Weiner.

Dr. Friebe is a scientist and entrepreneur trained in MRI related physics at the University of California at San Francisco, one of the world's leading biomedical research centers, and at the University of Witten in Germany. He later started and then sold NEUROMED AG, later renamed UMS NEUROMED after being acquired by United Medical Systems (UMS), a publicly-traded German company. Dr. Friebe is a well-regarded radiology/cardiology oriented entrepreneur with an extensive business and customer network.


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Dr. Melzer is a professor of applied biomedical engineering, Director and
Chairman of the Board at the Institute for Medical Technologies and Management in Medicine INSITE med. at the University of Applied Sciences in Gelsenkirchen, Germany. He also holds a clinical position as part-time staff radiologist at the Department of Diagnostic and Interventional Radiology at St. Mary's Hospital Buer in Gelsenkirchen, Germany. Dr. Melzer has over 15 years of experience in the development of medical technology for laparo-endoscopic surgery, interventional radiology, Interventional and Intraoperative MRI and MR compatible Robotics, surgical instrumentation, and Nitinol devices. He has co-invented and patented some of the most exciting and important innovations in imaging of medical devices under MRI and he continues to develop and invent. As a practicing physician in radiology, Dr. Melzer has a unique understanding of the needs of patients, the medical device community, the physicians conducting procedures under MRI, and the scientific solutions that are possible. He has co-invented more than 30 patents and has authored over 150 publications. Additionally, Dr. Melzer is engaged as co-organizer, chairman, and invited speaker of various medical conferences and is a board member of several medical societies, as well as professional committees.

"We are extremely excited that we have found a partner who is equally committed to the MRI technology and who provides complementary technologies, products, and markets," commented Dr. Friebe. "Professor Melzer's innovative product ideas and market foresight together with the Biophan resources will be an ideal combination."

In addition, as part of the transaction, Biophan will acquire the worldwide exclusive rights to a significant patent portfolio totaling fifteen issued and pending patents covering critical capabilities needed by the medical industry as the use of MRI interventional medicine and MRI diagnostics for examination of stents and other implants becomes standard medical procedure. This acquisition and related licensing deal will bring the Biophan patent portfolio to 107 U.S. patents, licenses, or applications, in addition to 12 pending European patents.

Among the AMRIS technology assets are an MRI-visible catheter marker, an MRI-visible stent, and a series of MRI-visible medical devices in development. The Company's management and research staff provide world-class intellectual expertise in the field of MRI compatibility, and have been awarded several million dollars in upcoming grants from government agencies to develop its next-generation biomedical technology for MRI.

AMRIS and its principals have contractual and consulting agreements with many of the world's leading biomedical device and MRI machine manufacturers.

MRI, one of medicine's most important imaging technologies, uses magnetic fields to create pictures of the interior of the human body. The powerful magnetic and electromagnetic fields, however, can trigger dangerous or sometimes fatal interactions with many implanted medical devices, such as cardiac pacemakers. As a result, MRI is contraindicated for a large patient population, restricting important treatment options for those patients and their physicians. Certain implantable devices, such as stents, cannot be viewed for restenosis reoccurrence under MRI, due to signal interference caused by the stent, which sets up a Faraday Cage effect. As a result, patients with these devices have to undergo invasive procedures with administration of nephrotoxic allergenic contrast agents under radiation-emitting x-ray devices. With the Biophan/AMRIS technology, restenosis reoccurrence can be safely viewed under MRI.

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About AMRIS GmbH

AMRIS is a developer of active MRI systems for enhanced visualization and therapy in the MRI environment. Among the company technologies are advanced MRI-compatible and active endovascular stents, filters, valves, occluders, and catheters. AMRIS is also the holder of two issued U.S. patents and multiple pending U.S. and European patents. The company is based in Castrop-Rauxel and Gelsenkirchen, Germany. More information can be found at www.amris.de.

About Biophan Technologies

Biophan develops and markets cutting-edge technologies designed to make biomedical devices safe and compatible with the magnetic resonance imaging (MRI) environment. The Company develops enabling technologies for implanted medical systems such as pacemakers, and interventional surgical devices such as catheters and guidewires, as well as stents and other implants that can be safely and effectively imaged under MRI. The technology is also being used to create MRI contrast agents, and has expanded to include other applications, such as drug delivery and power systems derived from body heat. Four Biophan technologies include advances in nanotechnology and thin film coatings. Committed to growth through innovation and developmental leadership, Biophan and its licensors now hold a total of 104 U.S. patents, licenses or applications. This total includes 25 issued U.S. patents, 8 recently-allowed applications that will issue as patents in the near future, and 70 pending applications at various stages of examination at the U.S. Patent and Trademark Office. The patents cover areas including nanotechnology (nanomagnetic particle coatings), radio frequency filters, polymer composites, thermoelectric materials for batteries generating power from body heat, and photonics. Biophan has joint development arrangements with Boston Scientific (NYSE: BSX) and NASA's Ames Center for Nanotechnology. Biophan's goal is to make all biomedical devices capable of safely and successfully working with MRI, and delivering other technologies which will improve quality of life. For more information, please visit www.biophan.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: the development of Biophan's MRI technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the acceptance by the market of Biophan's products; competition; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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Contact:
      Biophan Technologies, Inc.
      Carolyn Hotchkiss, 585-214-2407
      or
      Press Interviews:
      Jennifer Gould, 212-843-8037